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                                                                    EXHIBIT 23.1

               CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP

    We hereby consent to the identification of our firm as counsel to Company in the section titled "Legal Matters" in Post-Effective Amendment No. 1 to the Registration Statement.

Ballard Spahr Andrews & Ingersoll, LLP

Baltimore, Maryland

April 27, 2001